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                                                                EXHIBIT 2.n.(ii)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this registration statement on Form N-2 (Securities Act File No. 333-77547 and Investment Company Act File No. 811-9319) of our report dated July 9, 1999, on our audit of the statement of assets and liabilities of Ameritrade Automatic Common Exchange Security Trust. We also consent to the reference to our firm under the caption "Experts".



                                              /s/ PRICEWATERHOUSECOOPERS LLP


New York, New York
July 9, 1999